Exhibit 24.1
Limited Power of Attorney
Registration Statement on Form S-8
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Masco Corporation, a Delaware corporation, which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock for offering and sale pursuant to the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan, hereby constitutes and appoints Gregory D. Wittrock, John G. Sznewajs and Michelle L. Potter, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dennis W. Archer Dennis W. Archer	Director	July 22, 2010
/s/ Thomas G. Denomme Thomas G. Denomme	Director	July 22, 2010
/s/ Anthony F. Early, Jr. Anthony F. Early, Jr.	Director	July 22, 2010
/s/ Verne G. Istock Verne G. Istock	Director	July 22, 2010
/s/ David L. Johnston David L. Johnston	Director	July 22, 2010
/s/ J. Michael Losh J. Michael Losh	Director	July 22, 2010
/s/ Richard A. Manoogian Richard A. Manoogian	Director	July 22, 2010
/s/ Lisa A. Payne Lisa A. Payne	Director	July 22, 2010
/s/ Mary Ann Van Lokeren Mary Ann Van Lokeren	Director	July 22, 2010